ARES COMMERCIAL REAL ESTATE CORPORATION CLOSES THE SALE OF ITS MORTGAGE BANKING SUBSIDIARY FOR APPROXIMATELY $93 MILLION

NEW YORK, NY — October 3, 2016 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that it has closed the sale of its mortgage banking subsidiary, ACRE Capital Holdings LLC (together with its subsidiaries, “ACRE Capital”), to Barings Real Estate Advisers, formerly known as Cornerstone Real Estate Advisers, for approximately $93 million in accordance with the Purchase and Sale Agreement dated June 28, 2016. As outlined in the Purchase and Sale Agreement, final proceeds are subject to post-closing adjustments.

“The sale of our mortgage banking subsidiary at an attractive price is an important step in repositioning our capital towards expanding our principal lending capabilities and generating a higher, more recurring earnings stream,” said Robert L. Rosen, Chairman and Interim Co-CEO of Ares Commercial Real Estate Corporation. “We thank the employees of ACRE Capital for their dedication and are pleased they are joining a high quality organization in Barings Real Estate Advisers.”

“With a backdrop of strong market fundamentals and an active transaction environment, we expect to redeploy our available capital in a diverse set of principal loans across the capital structure with attractive risk adjusted return opportunities,” added John Jardine, President and Co-Chief Executive Officer of Ares Commercial Real Estate Corporation.
About Ares Commercial Real Estate Corporation
Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The company originates senior mortgage loans as well as subordinate financings, mezzanine debt and preferred stock with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States.  Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $95 billion of assets under management as of June 30, 2016. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

About Barings:

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Barings is a $275+billion* global asset management firm dedicated to meeting the evolving investment and capital needs of our clients. We build lasting partnerships that leverage our distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. A member of the MassMutual Financial Group, Barings maintains a strong global presence with over 600 investment professionals and offices in 17 countries. Barings Real Estate Advisers is the real estate investment unit of Barings LLC. Learn more, at www.barings.com.

*As of June 30, 2016.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition, including the ability to reinvest the proceeds of the loan sale. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein

Contacts:

Ares Commercial Real Estate Corporation
Investors:
Carl Drake or John Stilmar
+1 888-818-5298
iracre@aresmgmt.com
Media:
Bill Mendel
+1 212 397-1030
bill@mendelcommunications.com

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